Exhibit 99.1

Priceline.com and KAYAK Announce Completion of Merger

NORWALK, Conn., May 21, 2013 – Priceline.com Incorporated (NASDAQ: PCLN) (“priceline.com”) and KAYAK Software Corporation (NASDAQ: KYAK) (“KAYAK”) today announced the successful completion of the acquisition of KAYAK by priceline.com. In accordance with the terms of the transaction as previously announced, KAYAK merged with and into a wholly-owned subsidiary of priceline.com. Priceline.com paid approximately $522.4 million in cash and issued approximately 1,519,717 shares of common stock in connection with the merger, in addition to assuming outstanding KAYAK stock options.

As previously announced, KAYAK will continue to operate as an independent brand within The Priceline Group.

“We are delighted to welcome KAYAK as the newest member of The Priceline Group,” said Jeffery H. Boyd, Chairman and Chief Executive Officer of The Priceline Group. “We look forward to working with the KAYAK team as they build their business and expand the international footprint of their great products.”

“We are excited to join the world’s premier online travel company,” said Steve Hafner, KAYAK Chief Executive Officer and Co-founder. “We believe that The Priceline Group’s expertise and worldwide reach will help us expand our business globally.” Paul English, KAYAK Chief Technology Officer and Co-founder added, “Our focus will remain creating the best place for travelers to plan and book their travel and providing an effective marketing channel for travel suppliers and online travel agencies.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed. Neither priceline.com nor KAYAK gives any assurance that either priceline.com or KAYAK will achieve its expectations, and actual results may differ materially from those projected. Priceline.com and KAYAK undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the online travel industry, and other legal, regulatory and economic developments. Priceline.com and KAYAK use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents priceline.com and KAYAK have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that problems may arise in successfully integrating the businesses of priceline.com and KAYAK or such integration may be more difficult, time-consuming or costly than expected, that the parties may not realize the expected benefits of the merger or that future risks could arise.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of priceline.com and KAYAK described in the “Risk Factors” section in priceline.com’s and KAYAK’s Annual Report on Form 10-K, priceline.com’s and KAYAK’s Quarterly Reports on Form 10-Q, the Registration Statement on Form S-4 (No. 333-185465) filed by priceline.com in connection with the merger on February 1, 2013 and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to priceline.com and KAYAK on the date hereof, and neither priceline.com nor KAYAK assumes any obligation to update or revise any such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About The Priceline Group

The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations. The Priceline Group is composed of five primary brands—Booking.com, priceline.com, Agoda.com, KAYAK and rentalcars.com, and several ancillary brands. The Priceline Group provides online travel services in over 180 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.

Booking.com is the number one online hotel reservation service in the world, offering over 295,000 hotels and accommodations (as of May 3, 2013), and is available in 41 languages. More recent counts are available on the Booking.com website. Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding. Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages. Rentalcars.com is a multinational rental car service, offering its reservation services in over 6,000 locations and providing customer support in 40 languages. KAYAK’s websites and mobile apps allow people to easily compare information from hundreds of travel sites at once.

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For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com

For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com